Exhibit 99.1

Veracyte Announces First Quarter 2021 Financial Results

Total Revenue of $36.7 Million Increased 18%; Volume Grew 11% to 14,437 Tests

Completed Acquisition of Decipher Biosciences, Expanding Reach
Into 7 of the Top 10 Cancers in the United States

Pivotal Validation Data for Percepta Nasal Swab Lung Cancer Test To Be Presented at ASCO

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., May 10, 2021 -- Veracyte, Inc., (Nasdaq: VCYT) today announced financial results for the first quarter ended March 31, 2021, which were in line with its previously announced, preliminary first-quarter results. The company also provided an update on recent business progress.

“We delivered strong financial results for the first quarter of 2021, with particular momentum in March, as our business continues to emerge from the COVID-19 pandemic,” said Bonnie Anderson, chairman and chief executive officer of Veracyte. “On March 12, we completed our acquisition of Decipher Biosciences which, with its market-leading urologic cancer portfolio, expands our reach into 7 of the top 10 cancers in the U.S. and will accelerate revenue growth.

“Additionally, we are excited to unveil pivotal clinical validation data at ASCO for our Percepta Nasal Swab test for early lung cancer detection. We expect to launch it and the Percepta Genomic Atlas as part of our comprehensive lung cancer portfolio later this year. We also anticipate strengthening our global commercial footprint with the introduction of the Envisia classifier, for improved diagnosis of interstitial lung diseases, on the nCounter Analysis System by the end of this year.”

First Quarter 2021 Financial Results

For the three months ended March 31, 2021, compared to the prior year (Decipher Biosciences one-time acquisition-related expenses in the first quarter of 2021 increased our operating expenses, net loss and net cash used in operations by $35.1 million and our net loss per share by $0.55):

•Total Revenue was $36.7 million, including $3.8 million for urologic cancer testing, an increase of 18%;
•Gross Margin was 66%;
•Operating Expenses were $82.1 million. Operating Expenses, Excluding Cost of Revenue, were $69.7 million, including $35.1 million related to the acquisition of Decipher Biosciences;
•Net Loss and Comprehensive Loss was $41.9 million, including $35.1 million of expenses related to the acquisition of Decipher Biosciences;
•Basic and Diluted Net Loss Per Common Share was $0.66, including $0.55 per share attributable to the acquisition related expenses recorded in G&A;
•Net Cash Used in Operating Activities was $40.6 million; and
•Cash and Cash Equivalents were $324.1 million at March 31, 2021.

First Quarter 2021 and Recent Business Highlights

Commercial Growth:

•Total genomic testing and product revenue was $36.1 million, an increase of 19%, compared to the first quarter of 2020.
•Total genomic volume was 14,437 tests, an increase of 11%, compared to prior year, including 1,560 tests from Decipher Biosciences.
•    Continue to expect a mid-year Medicare coverage decision for Decipher Bladder test, which will allow us to leverage our urology sales footprint to accelerate commercial adoption.
•    Launched General Manager-based global structure, vertically aligning commercial teams within each clinical indication to provide enhanced focus and clinical expertise. Also added key new hires in marketing, managed care and international market access to support multiple new product launches and global expansion later this year.

Evidence Development and Pipeline Advancement:
•    Six abstracts for our pulmonology products accepted as posters at the American Thoracic Society (ATS) 2021 International Conference this month:
-    Percepta Genomic Atlas – New data demonstrating the test’s ability to inform treatment decisions on the same sample used in diagnosis, in anticipation for product launch in Q4 2021.
-    Envisia – New data from five abstracts demonstrates the test’s clinical utility and our ability to enable the CLIA lab-based test on the nCounter Analysis System, in anticipation of the test’s international launch later this year.
•    Six abstracts for our oncology tests accepted for the ASCO Annual Meeting in June, including:
-    Percepta Nasal Swab – Pivotal, multicenter, double-blind clinical validation data for test to enable early lung cancer detection, setting the stage for anticipated product launch in 2H 2021.
-    Decipher Prostate – Two abstracts, including an oral presentation showing test’s ability to identify African American men with higher likelihood of aggressive prostate cancer, will help further distinguish Decipher Prostate from other prostate cancer genomic tests.
-    Afirma XA – New data demonstrate the test’s ability to identify patients with gene alterations who may benefit from targeted therapies – at the time of diagnosis.
•    Two abstracts presented as posters at the European Society of Medical Oncology (ESMO) Breast Cancer Virtual Congress 2021 meeting this month highlighted potential applications of the PAM50 biomarker on which the Prosigna test is based, as well as initial results from the PROCURE study, which aims to develop consensus around the use of breast cancer genomic tests, including Prosigna.
•    First patient enrolled and randomized in a study using Veracyte’s LymphMark lymphoma subtyping test to identify and enroll patients with untreated DLBCL who may benefit from Acerta Pharma and AstraZeneca’s Calquence® in combination with a traditional chemoimmunotherapy regimen.

Financing:
•Issued and sold 8,547,297 shares of common stock in February 2021, including 1,114,864 shares sold upon full exercise of the underwriters’ option to purchase additional shares, at a price to the public of $74.00 per share. The net proceeds to Veracyte from the offering were approximately $593.8 million.
•Veracyte used a portion of the net proceeds from the offering, together with its existing cash and cash equivalents, to finance its $600 million cash acquisition of Decipher, which was completed in March 2021. The company intends to use the remaining net proceeds of the offering for working capital and other general corporate purposes, which may include acquiring or investing in complementary businesses, technologies or other assets.

Additionally, in March 2021, the company announced the appointment of Muna Bhanji, a global senior healthcare executive, to its board of directors.

2021 Financial Outlook
Veracyte is reiterating its previous 2021 annual total revenue guidance of approximately $190 million to $200 million, representing growth of approximately 65% over 2020 at the midpoint of the range.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/j5wohmjh. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call can be accessed as follows:

U.S./Canada participant dial-in number (toll-free):	(855) 541-0980
International participant dial-in number:	(970) 315-0440
Conference I.D.:	2846256

About Veracyte
Veracyte (Nasdaq: VCYT) is a global genomic diagnostics company that improves patient care by providing answers to clinical questions, informing diagnosis and treatment decisions throughout the patient journey in cancer and other diseases. The company’s growing menu of genomic tests leverage advances in genomic science and technology, enabling patients to avoid risky, costly diagnostic procedures and quicken time to appropriate treatment. The company’s tests in lung cancer, prostate cancer, breast cancer, thyroid cancer, bladder cancer and idiopathic pulmonary fibrosis are available to patients and its lymphoma subtyping and renal cancer tests are in development. With Veracyte’s exclusive global license to a best-in-class diagnostics instrument platform, the company is positioned to deliver its tests to patients worldwide. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, our statements related to our expected financial results for 2021 and our plans, objectives, expectations (financial and otherwise) or intentions with respect to our Prosigna, Afirma, Percepta, Envisia, LymphMark, Decipher Prostate, Percepta Nasal Swab, Percepta Genomic Atlas and Envisia Classifier test and products for use in diagnosing and treating diseases, our expectations regarding Medicare coverage, and our commercial organization. Forward-looking statements can be identified by words such as: “appears,” "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will," “positioned,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to Veracyte’s ability to launch, commercialize and receive reimbursement for our products, to successfully integrate the Decipher Biosciences business and execute on our business plans; and the performance and utility of Veracyte’s tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 22, 2021 and our subsequent quarterly reports on Form 10-Q. A copy of these documents can be found at the Investors section of our website at www.veracyte.com. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Veracyte’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. These forward-looking statements speak only as of the date hereof and, except as required by law, Veracyte specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, Afirma, Percepta, Envisia, Prosigna, "Know by Design" and the Veracyte, Afirma, Percepta, Envisia, Prosigna and Decipher logos are registered trademarks of Veracyte in the U.S. and selected countries. Decipher Biopsy, Decipher RP, Decipher Bladder and Decipher GRID are trademarks of Decipher Biosciences. Veracyte has common law rights and pending trademark applications for LymphMark and “More About You.”

nCounter is the registered trademark of NanoString Technologies, Inc. in the United States and other countries and used by Veracyte under license.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands of dollars, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Testing revenue	$33,078	$26,991
Product revenue	3,059	3,409
Biopharmaceutical revenue	566	722
Total revenue	36,703	31,122

Operating Expenses:
Cost of testing revenue	10,832	10,568
Cost of product revenue	1,490	1,559
Cost of biopharmaceutical revenue	81	116
Research and development	5,336	4,407
Selling and marketing	16,296	17,584
General and administrative	46,282	7,813
Intangible asset amortization	1,801	1,275
Total operating expenses	82,118	43,322
Loss from operations	(45,415)	(12,200)
Interest expense	(53)	(55)
Other (loss) income, net	(195)	539
Loss before income tax benefit	(45,663)	(11,716)
Income tax benefit	(3,795)	—
Net loss and comprehensive loss	$(41,868)	$(11,716)
Net loss per common share, basic and diluted	$(0.66)	$(0.24)
Shares used to compute net loss per common share, basic and diluted	63,331,702	49,792,631

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$324,062	$349,364
Accounts receivable	27,877	18,461
Supplies	6,308	4,657
Prepaid expenses and other current assets	3,845	3,197
Total current assets	362,092	375,679
Property and equipment, net	10,562	8,990
Right-of-use assets - operating lease	15,186	7,843
Intangible assets, net	159,423	59,924
Goodwill	474,838	2,725
Restricted cash	749	603
Other assets	2,286	1,399
Total assets	$1,025,136	$457,163
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,137	$3,116
Accrued liabilities	16,254	11,705
Current portion of deferred revenue	454	371
Current portion of acquisition related contingent consideration	5,986	—
Current portion of operating lease liability	2,878	1,589
Total current liabilities	32,709	16,781
Long-term debt	863	810
Deferred revenue, net of current portion	747	829
Deferred tax liability	750	—
Acquisition-related contingent consideration, net of current portion	1,800	7,594
Operating lease liability, net of current portion	14,036	9,917
Total liabilities	50,905	35,931
Total stockholders’ equity	974,231	421,232
Total liabilities and stockholders’ equity	$1,025,136	$457,163

(1) The condensed balance sheet at December 31, 2020 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated February 22, 2021.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net loss	$(41,868)	$(11,716)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,550	1,972
Stock-based compensation	3,855	2,905
Benefit from income taxes	(3,795)	—
Interest on end-of-term debt obligations	53	54
Write-down of excess supplies	—	1,088
Noncash lease expense	258	232
Revaluation of acquisition-related contingent consideration	192	(484)
Effect of foreign currency on operations	82	—
Changes in operating assets and liabilities:
Accounts receivable	(3,748)	238
Supplies	(10)	(376)
Prepaid expenses and other current assets	132	(818)
Other assets	(58)	135
Operating lease liability	(373)	(331)
Accounts payable	1,931	5,450
Accrued liabilities and deferred revenue	238	(3,650)
Net cash used in operating activities	(40,561)	(5,301)
Investing activities
Acquisition of business, net of cash acquired	(574,411)	—
Purchases of property and equipment	(1,196)	(665)
Net cash used in investing activities	(575,607)	(665)
Financing activities
Proceeds from the issuance of common stock in a public offering, net of issuance costs	593,821	—
Payment of taxes on vested restricted stock units	(6,774)	(2,304)
Proceeds from the exercise of common stock options and employee stock purchases	3,965	2,085
Net cash provided by (used in) financing activities	591,012	(219)
Net decrease in cash, cash equivalents and restricted cash	(25,156)	(6,185)
Cash, cash equivalents and restricted cash at beginning of period	349,967	159,920
Cash, cash equivalents and restricted cash at end of period	$324,811	$153,735

Supplementary cash flow information:
Purchases of property and equipment included in accounts payable and accrued liability	$357	$113
Interest paid on debt	$—	$1

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands of dollars)

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$324,062	$349,364
Restricted cash	749	603
Total cash, cash equivalents and restricted cash	$324,811	$349,967

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Investor and Media Contact:

Tracy Morris
Vice President of Corporate Communications
& Investor Relations
650-380-4413
tracy.morris@veracyte.com